Exhibit 3.2

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY

OPERATING AGREEMENT

OF

POTOMAC ACQUISITION LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the “Agreement”) of POTOMAC ACQUISITION LLC, a Delaware limited liability company (the “Company”), dated and effective at 6:02 p.m. New York City time, as of this 26th day of July, 2018, is entered into by WELLTOWER INC., a Delaware limited liability company, as the sole member (the “Member”) of the Company.

RECITALS

A.            The Company was formed under the Delaware Limited Liability Company Act (Title 6 of the Delaware Code Annotated) (the “Act”), by the filing of Articles of Organization with the Delaware Division of Corporations on April 23, 2018.

B.            On April 23, 2018, Member executed the Limited Liability Company Operating Agreement of the Company (the “Original LLCA”);

C.            The Member wishes to amend and restate the Original LLCA in its entirety and enter into this Agreement to set forth its understandings with respect to the operation of the Company.

AGREEMENTS

Section 1.                                          FORMATION AND NAME; OFFICE; PURPOSE; TERM.

1.1.                            Formation. By its execution and delivery of this Agreement, the Member hereby ratifies the formation of the Company under the Act, pursuant to the filing of the Articles of Organization (the “Articles”) with the Delaware Division of Corporations and confirms its admission to the Company as the initial Member.

1.2.                            Name and Place of Business; Principal Office and Registered Agent.

(a)                                 Name. The Company shall be conducted under the name POTOMAC ACQUISITION LLC or under such other, fictitious names as the Member shall from time to time designate.

(b)                                 Principal Office. The principal office of the Company in the State of Delaware shall be as set forth in the Articles.

(c)                                  Principal Place of Business. The principal place of business of the Company in the United States shall be as the Member from time to time designates.  The Company may have such other or additional offices, either within or without the State of Delaware, as the Member of the Company shall deem advisable.

(d)                                 Resident Agent. The resident agent of the Company in the State of Delaware shall be as set forth in the Articles, as the same may be amended from to time.

1.3.                            Purpose and Powers.

(a)                                       Purpose. The purposes of the Company is engaging in any lawful business permitted by the Act or laws of any jurisdiction in which the Company may do business and entering into any lawful transaction and engaging in any lawful activities in furtherance of the foregoing purposes and as may be necessary, incidental or convenient to carry out the business of the Company as contemplated by this Agreement.

(b)                                       Powers. Subject to all of the provisions of this Agreement, the Company shall have the power to do any and all acts and things necessary, appropriate, advisable or convenient for the furtherance and accomplishment of the purposes of the Company, including, without limitation, to engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes of the Company, so long as said activities and obligations may be lawfully engaged in or performed by a limited liability company under the Act.

1.4.                            Term. The Company shall commence as of the date of this Agreement and shall continue until such time as the Company is terminated by the Member in accordance with this Agreement and the Act.

Section 2.                                          MEMBER; INTEREST; CAPITAL CONTRIBUTIONS

2.1.                                  Member. The name, percentage interest, and the mailing address of the Member is as set forth in Annex A hereto.  The Member is hereby admitted as a member of the Company and agrees to be bound by the terms of this Agreement.  The Member is the sole member of the Company and as such shall hold and possess all of the rights and benefits that inure to the members of a limited liability company under the Act, including but not limited to the sole and exclusive right to manage the Company and the right to receive distributions therefrom, and shall be subject to all of the obligations to which such members are subject under the Act.

2.2.                            Capital Contributions. The Member, as such, shall not be required to lend any funds to the Company or to make any contribution of capital to the Company.

Section 3.                                          DISTRIBUTIONS.

At such time or times as the Member shall determine, the Member may cause the Company to distribute any cash held by the Company that is not reasonably necessary for the operation of the Company and may otherwise be distributed in a manner that would not violate the Act.

Section 4.                                          ALLOCATION OF PROFITS AND LOSSES

The Company’s profits and losses shall be allocated 100% to the Member.

Section 5.                                          MANAGEMENT.

5.1.                            In General. The management of the Company shall be vested in the Member who shall have all powers to control and manage the business and affairs of the Company and may exercise all powers of the Company, subject to the terms of this Agreement.  The Member may delegate its management duties and authority under this Agreement from time to time to a manager (the “Manager”) who shall have all the powers and authority delegated to it by the member to manage the Company.  The Member may remove the Manager at any time and for any reason in the Member’s sole discretion.

Section 6.                                          DISSOLUTION, LIQUIDATION, AND WINDING UP.

6.1.                            Distributions in Liquidation. Upon the liquidation and winding up of the Company, the Member shall be entitled to receive, after paying or making reasonable provision for all of the Company’s creditors to the extent required by section 18-801 of the Act, all remaining funds and other assets of the Company.

6.2.                            Winding Up. Upon the dissolution of the Company, unless its business is continued as provided in the Act, the Member shall wind up the affairs of the Company.

6.3.                            Events of Dissolution.  The Company shall dissolve, and its affairs shall be wound up, solely upon the first to occur of the following, unless the Member elects to continue the Company to the extent permitted under the Act:

(a)                                 at the time specified in a written consent of the Member;

(b)                                 at any time that there is no Member, provided that the Company shall not be dissolved and is not required to be wound up if, within 90 days after the occurrence of the event that terminated the continued membership of the Member, (i) the personal representative of the last Member agrees in writing to continue the Company and to the admission of the personal representative of such Member or its nominee or designee to the Company as a Member, effective as of the occurrence of the event that terminated the continued membership of the last Member, or (ii) the Managers, if any, by a unanimous vote, elect to continue the Company and designate a Person as a Member (with or without an equity interest) of the Company; or

(c)                                  at the time specified in a decree of judicial dissolution under the Act.

The foregoing constitutes the only events upon which the Company shall be dissolved and its affairs wound up, notwithstanding any provisions of the Act.

6.4.                            Articles of Dissolution.  When all debts, liabilities, and obligations of the Company have been paid and discharged, or adequate provisions have been made therefor and all remaining property and assets of the Company have been distributed to the Member, Articles of Dissolution shall be prepared, executed, and filed in accordance with the Act.

Section 7.                                          BANK ACCOUNTS; BOOKS AND RECORDS; TAX MATTERS.

7.1.                            Bank Accounts. A bank account or accounts shall be maintained in such bank or banks as may from time to time be determined by the Member.

7.2.                            Books and Records. The Company shall maintain such books and records as are appropriate to its business and are required by law to be maintained by or on behalf of the Company.

7.3.                            Tax Treatment of the Company. It is the intention of the Member that the Company not be treated as an association or a corporation for tax purposes but instead, pursuant to Treasury Regulations section 301.7701—3, be disregarded as separate from the Member for federal, state, and local tax purposes. Neither the Company nor the Member shall file (or permit to be filed) an election under Treasury Regulations section 301.7701-3 (or any corresponding or similar provision of state or local law) to cause the Company to be classified as an association or corporation for tax purposes.

Section 8.                                          INDEMNIFICATION

Notwithstanding anything to the contrary herein, to the maximum extent permitted by law in effect from time to time, the Company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Member, Manager, director or officer of the Company (or a predecessor of the Company) and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a Member, Manager, director or officer of the Company (or a predecessor of the Company) and at the request of the Company (or a predecessor of the Company), serves or has served as a Manager, director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.  The rights to indemnification and advance of expenses provided by the Agreement shall vest immediately upon election of a Manager or officer.  The Company may, with the approval of its Member, provide such indemnification and advance for expenses to an individual who served a predecessor of the Company in any of the capacities described in (a) or (b) above and to any employee or agent of the Company or a predecessor of the Company. The indemnification and payment or reimbursement of expenses provided in this Agreement shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.  The Company shall also honor any and all indemnification agreements between the Company and a former Member, Manager, director, officer or employee.  No present or former Manager, Member, director or officer of the Company (or a predecessor of the Company) shall be liable to the Company for money damages.

Neither the amendment nor repeal of this Section 8, nor the adoption or amendment of any other provision of the Agreement inconsistent with this Section 8, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 9.                                          TRANSFERS OF MEMBERSHIP INTEREST

9.1.                            Transfer of Membership Interests.  Subject to applicable law, the Member may assign or transfer all or part of its membership interests in the Company (including granting security interests in such interests or transfers by reason of a merger or consolidation involving the Member) at any time to any Person.  Without any further action by the assignor Member or assignee of the membership interest, such assignee of the Member’s membership interest shall be admitted as a Member of the Company and thereafter be deemed a Member for all purposes under this Agreement, and the assignor, if it has assigned all of its interest in the Company, shall be withdrawn as a Member of the Company.

9.2.                                  Resignation.                     The Member shall not be entitled to resign or withdraw from the Company prior to the dissolution and winding up of the Company, unless it shall have transferred all of its interest in the Company to one or more other Persons in accordance with this Agreement and such Person or Persons shall have been admitted as a Member in accordance with this Agreement.

Section 10.                                   MISCELLANEOUS.

10.1.                     Limitation of Liability. The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company.  Neither the Member, Manager nor any stockholder, director, partner, officer, agent or employee of the Member, Manager, or the Company, shall be obligated personally for any debt, obligation, or liability of the Company solely by reason of his, her, or its status as such Member, Manager, stockholder, director, partner, officer, agent or employee.  The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the Act or this Agreement shall not be grounds for imposing personal liability on the Member, Manager, or any officer, agent or employee of the Member, Manager, or the Company for liabilities of the Company.

10.2.                     Titles and Headings. Titles or headings contained in this Agreement are inserted only as a matter of convenience of reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provisions hereof.

10.3.                     Applicable Law. The terms and provisions of this Agreement shall be governed by and construed under the laws of the State of Delaware and the Act as now adopted or as it may be hereafter amended shall govern the interpretation of this Agreement.

10.4.                     Effect of Provisions Inconsistent with Act. It is the intention of the parties that any provision hereof that is inconsistent with the provisions of the Act be given effect to the maximum extent permitted under the Act.

10.5.                     Amendment of Agreement. This Agreement may be amended or modified by a written instrument executed by the Member.

10.6.                     Incorporation of Recitals and Exhibits. Each of the recitals and exhibits to this Agreement is by this reference incorporated into and made a part of this Agreement.

10.7.                     Effective Date. This Agreement shall be effective on and as of the date set forth in the preamble to this Agreement.

10.8.                     Binding Effect.   The terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Member.

10.9.                     Enforceability.  If any provision of this Agreement or the application thereof to any Person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall enforced to the greatest extent permitted by law.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first set forth above.

WELLTOWER INC.

By:	/s/ Mary Ellen Pisanelli
Name:	Mary Ellen Pisanelli
Title:	Senior Vice President

[Signature Page to Amended and Restated LLCA]

Annex A

Name and Address of Member	Percentage Interest
WELLTOWER INC. 4500 Dorr Street Toledo, OH 43615 ATTN: General Counsel	100%